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                                                                  Exhibit (6)(a)

                             THE ARCH FUND(R), INC.
                                              DISTRIBUTION AGREEMENT


               Agreement dated October 1, 1993 between THE ARCH FUND, INC., a Maryland corporation (the "Company") and The Winsbury Company Limited Partnership, a limited partnership organized under the laws of Ohio (the "Distributor").

               WHEREAS, the Company is an open-end, diversified management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

               WHEREAS, the Company desires to retain the Distributor as its distributor to provide for the sale and distribution of each class of shares of common stock ("shares") in each of the Company's investment portfolios (individually, a "Portfolio," collectively, the "Portfolios") as listed on Appendix A (as such Appendix may, from time to time, be supplemented (or amended)), and the Distributor is willing to render such services;

               NOW, THEREFORE, in consideration of the premises and mutual covenants set forth and intending to be legally bound, the parties hereto agree as follows:


               1. APPOINTMENT OF DISTRIBUTOR. The Company hereby appoints the Distributor as distributor of each class of shares in each of the Company's Portfolios on the terms and for the period set forth in this Agreement. The Distributor hereby accepts such appointment and agrees to render the services and duties set forth in Section 3 below. In the event that the Company establishes additional classes or investment portfolios other than the Portfolios listed on Appendix A with respect to which it desires to retain the Distributor to act as distributor hereunder, the Company shall notify the Distributor, whereupon such Appendix A shall be supplemented (or amended) and such portfolio shall become a Portfolio hereunder and shall be subject to the provisions of this Agreement to the same extent as the Portfolios (except to the extent that said provisions may be modified in writing by the Company and Distributor at the time).

               2. DELIVERY OF DOCUMENTS. The Company has furnished the Distributor with copies, properly certified or authenticated, of each of the following documents and will deliver to it all future amendments and supplements, if any:

                  a. The Company's Articles of Incorporation, filed with the Secretary of State of the State of Maryland on September 9, 1982, as amended and supplemented (the "Charter");




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                  b. The Company's By-Laws, as amended ("By- Laws");

                  c. Resolutions of the Company's Board of Directors authorizing the execution and delivery of this Agreement;

                  d. The Company's most recent amendment to its Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act on Form N-1A as filed with the Securities and Exchange Commission (the "Commission") on April 30, 1993, relating to its Portfolios (the Registration Statement, as presently in effect and as amended or supplemented from time to time, is herein called the "Registration Statement");

                  e. The Company's most recent Prospectuses and Statements of Additional Information and all amendments and supplements thereto (such Prospectuses and Statements of Additional Information and supplements thereto, as presently in effect and as from time to time amended and supplemented, are herein called the "Prospectuses");

                  f. The Company's Amended and Restated Administrative Services Plans for Trust shares, Institutional shares or Investor shares, respectively (non 12b-1 Plans), and related forms of Servicing Agreements and the Distribution and Services Plan for Investor shares (Rule 12b-1 Plan) and related Servicing Agreements;

                  g. The following agreements of the Company: the Amended and Restated Advisory Agreement with Mississippi Valley Advisors Inc. dated April 1, 1991, as amended as of September 27, 1991, as of April 1, 1992, and as of April 1, 1993 (the "Advisory Agreement"); the Administration Agreement with The Winsbury Service Corporation dated October 1, 1993; and the Transfer Agency Agreement with The Winsbury Service Corporation dated October 1, 1993; and the Custodian Agreement with Mercantile Bank of St. Louis National Association dated as of April 1, 1992, as amended as of April 1, 1993; and

                  h. Before entering into a transaction regulated by the Commodity Futures Trading Commission ("CFTC"), a copy of either (i) a filed notice of eligibility to claim the exclusion from the definition of "commodity pool operator" contained in Section 2(s)(1)(A) of the Commodity Exchange Act ("CEA") that is provided in Rule 4.5 under the CEA, together with all supplements as are required by the CFTC, or (ii) a letter which has been granted the Company by the CFTC which states that the Company will not be treated as a "pool" as defined in Section 4.10(d) of the CFTC's General Regulations, or (iii) a letter which has been granted the Company by the CFTC which states that the CFTC will

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not take any enforcement action if the Company does not register as a "commodity pool operator."

               3. SERVICES AND DUTIES. The Distributor enters into the following covenants with respect to its services and duties:

                  a. The Distributor agrees to sell, as agent, from time to time during the term of this Agreement, shares upon the terms and at the current offering price as described in the Prospectuses. The Distributor will act only on its own behalf as principal in making agreements with selected dealers. No broker-dealer or other person which enters into a selling or Distribution Services Agreement (under the Distribution and Services Plan) with the Distributor shall be authorized to act as agent for the Company or its Portfolios in connection with the offering or sale of shares to the public or otherwise. The Distributor shall use its best efforts to sell shares of each class of each of the Portfolios but shall not be obligated to sell any certain number of shares.

                  b. The Distributor shall prepare or review (with the review and advice of counsel to the Company), provide advice with respect to, and file with the federal and state agencies or other organization as required by federal, state, and other applicable laws and regulations, all sales literature (advertisements, brochures and shareholder communications) for each of the Portfolios and any class of shares thereof.

                  c. In performing all of its services and duties as Distributor, the Distributor will act in conformity with the Charter, By-Laws, Prospectuses and resolutions and other instructions of the Company's Board of Directors and will comply with the requirements of the 1933 Act, the Securities Exchange Act of 1934, the 1940 Act and all other applicable federal or state law.

                  d. The Distributor will bear the cost of (i) printing and distributing any Prospectuses (including any supplement thereto) to persons who are not shareholders, and (ii) preparing, printing and distributing any literature, advertisement or material which is primarily intended to result in the sale of shares; PROVIDED, HOWEVER, that the Distributor shall not be obligated to bear the expenses incurred by the Company in connection with the preparation and printing of any amendment to any Registration Statement or Prospectuses necessary for the continued effective registration of the shares under the 1933 Act and state securities laws and the distribution of any such document to existing shareholders of the Company's Portfolios.

                  e. The Company shall have the right to suspend the sale of shares at any time in response to conditions in the

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securities markets or otherwise, and to suspend the redemption of shares of any
Portfolio at any time permitted by the 1940 Act or the rules and regulations of the Commission ("Rules").

                  f. The Company reserves the right to reject any order for shares but will not do so arbitrarily or without reasonable cause.


               4. FORFEITURE OF SALES CHARGES. If any shares sold by the Distributor under the terms of this Agreement are redeemed or repurchased by the Portfolio or by the Distributor as agent or are tendered for redemption within seven business days after the date of confirmation of the original purchase of said shares, the Distributor shall forfeit the amount above the net asset value received by it in respect of such shares, provided that the portion, if any, of such amount re-allowed by the Distributor to broker-dealers or other persons shall be repayable to the Company only to the extent recovered by the Distributor from the broker-dealer or other person concerned. The Distributor shall include in the form of agreement with such broker-dealers and other persons a corresponding provision for the forfeiture by them of their concession with respect to shares sold by them or their principals and redeemed or repurchased by the Company or by the Distributor as agent (or tendered for redemption) within seven business days after the date of confirmation of such initial purchases.


               5. LIMITATIONS OF LIABILITY. The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.


               6. PROPRIETARY AND CONFIDENTIAL INFORMATION. The Distributor agrees on behalf of itself and its partners and employees to treat confidentially and as proprietary information of the Company all records and other information relative to the Company and its Portfolios and prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company.


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               7. INDEMNIFICATION.

                  a. The Company represents and warrants to the Distributor that the Registration Statement contains, and that the Prospectuses at all times will contain, all statements required by the 1933 Act and the Rules of the Commission, will in all material respects conform to the applicable requirements of the 1933 Act and the Rules and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty in this Section 7 shall apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Distributor, the Company's administrator or the Company's transfer agent expressly for use in the Registration Statement or Prospectuses.

                  b. The Company on behalf of each Portfolio agrees that each Portfolio will indemnify, defend and hold harmless the Distributor, its several partners and any person who controls the Distributor within the meaning of
Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which the Distributor, its several partners and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectuses or in any application or other document executed by or on behalf of the Company with respect to such Portfolio or are based upon information furnished by or on behalf of the Company with respect to such Portfolio filed in any state in order to qualify the shares under the securities or blue sky laws thereof ("Blue Sky application") or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Distributor, its several partners and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by the Distributor, its several partners and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, in investigating, defending or preparing to defend any such action, proceeding or claim; PROVIDED, HOWEVER, that the Company shall not be liable in any case to the extent that such loss, claim, damage or liability arises out of, or is based upon, any untrue statement, alleged untrue statement, or omission or alleged omission made in the Registration Statement, the Prospectuses or any Blue Sky application with respect to such Portfolio in reliance upon and

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in conformity with written information furnished to the Company by or on behalf of the Distributor, the Company's administrator or the Company's transfer agent specifically for inclusion therein or arising out of the failure of the Distributor to deliver a current Prospectus.

                  c. The Company on behalf of each Portfolio shall not indemnify any person pursuant to this Section 7 unless the court or other body before which the proceeding was brought has rendered a final decision on the merits that such person was not liable by reason of his or her willful misfeasance, bad faith or gross negligence in the performance of his or her duties, or his or her reckless disregard of any obligations and duties, under this Agreement ("disabling conduct") or, in the absence of such a decision, a reasonable determination (based upon a review of the facts) that such person was not liable by reason of disabling conduct has been made by the vote of a majority of a quorum of the directors of the Company who are neither "interested parties" (as defined in the 1940 Act) nor parties to the proceeding, or by independent legal counsel in a written opinion.

                  d. The Distributor will indemnify and hold harmless the Company and each of its Portfolios and its several officers and directors, and any person who controls the Company within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectuses or any Blue Sky application, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company or any of its several officers and directors by or on behalf of the Distributor, the Company's administrator or the Company's transfer agent specifically for inclusion therein, and will reimburse the Company and its several officers, directors and such controlling persons for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim.

                  e. The obligations of each Portfolio under this Section 7 shall be the several (and not the joint or joint and several) obligation of each Portfolio.


               8. DURATION AND TERMINATION. This Agreement shall become effective upon its execution as of the date first written

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above and, unless sooner terminated as provided herein, shall continue until
March 31, 1995. Thereafter, if not terminated, this Agreement shall continue automatically for successive terms of one year, provided that such continuance is specifically approved at least annually (a) by a vote of a majority of those members of the Company's Board of Directors who are not parties to this Agreement or "interested persons" of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Company's Board of Directors or by vote of a "majority of the outstanding voting securities" of the Company, PROVIDED, HOWEVER, that this Agreement may be terminated by the Company at any time, without the payment of any penalty, by vote of a majority of the entire Board of Directors or by a vote of a "majority of the outstanding voting securities" of the Company on 60 days' written notice to the Distributor, or by the Distributor at any time, without the payment of any penalty, on 60 days' written notice to the Company. This Agreement will automatically and immediately terminate in the event of its "assignment." (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and assignment shall have the same meanings as such terms have in the 1940 Act.)


               9. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.


               10. NOTICES. Notices of any kind to be given to the Company hereunder by the Distributor shall be in writing and shall be duly given if mailed or delivered to the Company c/o Jerry V. Woodham, President, Washington University, 1130 Hampton Avenue, St. Louis, Missouri 63139, Treasurer, with a copy to Philadelphia National Bank Building, 1345 Chestnut Street, Philadelphia, Pennsylvania 19107-3496, Attention: W. Bruce McConnel, III, Secretary, or at such other address or to such individual as shall be so specified by the Company to the Distributor. Notices of any kind to be given to the Distributor hereunder by the Company shall be in writing and shall be duly given if mailed or delivered to 1900 E. Dublin-Granville Road, Columbus, Ohio 43229, Attention:
Walter B. Grimm, or at such other address or to such other individual as shall be so specified by the Distributor to the Company.


               11. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall

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be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.


               12. COUNTERPARTS. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

               IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                              THE ARCH FUND, INC.


(SEAL)                                        By /s/ Jerry V. Woodham
                                                 --------------------------
                                                 Jerry V. Woodham, President


                                              THE WINSBURY COMPANY LIMITED
                                              PARTNERSHIP
                                              By:  The WINSBURY Corporation,
                                                         General Partner


                                              By/s/ signature illegible
                                                -----------------------


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                                   APPENDIX A

                                     to the

                             DISTRIBUTION AGREEMENT

                                     between

                               The ARCH Fund, Inc.
                                       and
                    The Winsbury Company Limited Partnership

--------------------------------------------------------------------------------

Money Market Portfolio (Trust Shares, Investor Shares and
Institutional Shares)

Treasury Money Market Portfolio (Trust Shares, Investor Shares and Institutional Shares)

Growth & Income Equity Portfolio (Trust Shares, Investor Shares and Institutional Shares)

Emerging Growth Portfolio (Trust Shares, Investor Shares and
Institutional Shares)

Government & Corporate Bond Portfolio (Trust Shares, Investor
Shares and Institutional Shares)

U.S. Government Securities Portfolio (Trust Shares, Investor
Shares and Institutional Shares)

Balanced Portfolio (Trust Shares, Investor Shares and
Institutional Shares)


                                       A-1